Exhibit 16

June 23, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by the NMS Communications Corporation 401(k) Plan, which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Plan's Form 8-K report dated June 27, 2006. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,


/s/ Siegfried & Schieffer, LLC
Siegfried & Schieffer, LLC